UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 9, 2005

                     Conspiracy Entertainment Holdings, Inc.
             (Exact name of registrant as specified in its charter)

            UTAH                   000-32427            87-0386790
(State or Other Jurisdiction      (Commission          (IRS Employer
      of Incorporation)           File Number)       Identification No.)


               612 SANTA MONICA BOULEVARD, SANTA MONICA, CA 90401
               (Address of principal executive offices) (zip code)


                                 (310) 260-6150
               (Registrant's telephone number, includingarea code)


                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On February 9, 2005, Conspiracy Entertainment Holdings, Inc. (the "Company") entered into a Securities Purchase Agreement for the sale of an aggregate of $650,000 principal amount of 5% Secured Convertible Debentures, 13,000,000 Class A Common Stock Purchase Warrants, and 13,000,000 Class B Common Stock Purchase Warrants, to four accredited institutional investors. The Company received gross proceeds totaling $650,000 from the sale of the Secured Convertible Debentures and the Class A and Class B Common Stock Purchase Warrants in the foregoing transactions.

      Interest is payable on the earlier of a conversion of the Debentures (as described below) or on the maturity date of February 9, 2007. At the Company's election, accrued interest on the Debentures may be paid by the Company in shares of common stock at the conversion price then in effect. The conversion price is $0.05 per share, subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Payment of all amounts due pursuant to the Debentures, as well as the Company's other obligations to the investors, is secured by a lien on all of the Company's assets.

      Each Class A Warrant is exercisable at a price of $0.20 per share from the earlier of 65 days after its original issuance or the date on which the shares of common stock issuable upon exercise of the Class A Warrants are registered under the Securities Act of 1933. The Class A Warrants are exercisable until expiration on February 28, 2010. Each Class B Warrant is exercisable at a price of $0.05 per share from the earlier of 65 days after its original issuance or the date on which the shares of common stock issuable upon exercise of the Class B Warrants are registered under the Securities Act of 1933. The Class B Warrants are exercisable until expiration 18 months after effectiveness of a registration statement covering the resale of the shares issuable upon exercise of the Class B Warrants (subject to extension under certain circumstances). The exercise price of each of the Warrants is subject to adjustment for subsequent lower price issuances by the Company, as well as customary adjustment provisions for stock splits, combinations, dividends and the like.

      The Debentures and the Warrants were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933. Pursuant to the terms of a registration rights agreement, the Company agreed to include the shares of common stock issuable upon conversion of the Debentures and upon exercise of the Warrants in a registration statement under the Securities Act of 1933 to be filed not later than 30 days after the effective date of the registration statement, as amended, originally filed by the Company on November 24, 2004 (the "Required Filing Date") and to use its best efforts to cause such registration statement to be declared effective no later than 60 days after the Required Filing Date. In the event the Company does not meet these deadlines, it may be required to issue additional shares of common stock to the investors under the terms of the registration rights agreement.

      Palladium Capital Advisors, LLC acted as placement agent in connection with the sale of Debentures, Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants. In consideration for its services, the Company agreed to (i) pay Palladium Capital Advisors, LLC a cash amount equal to 5.5% of the total purchase price of the Debentures and Warrants; (ii) issue Palladium Capital Advisors, LLC or its designees 300,000 shares of the Company's common stock with piggy-back registration rights; and (iii) pay Palladium Capital Advisors, LLC a cash fee equal to 10% of the cash exercise price of any Warrants that are exercised for cash.

      The sale of the Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants caused an adjustment to the expiration date of the Company's outstanding Class 2004-B Common Stock Purchase Warrants. Each Class 2004-B Common Stock Purchase Warrants will now expire 18 months after the effective date of the Company's registration statement, as amended, originally filed by the Company on November 24, 2004.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      See Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

      Not applicable.

(c) EXHIBITS

Exhibit Number
                       Description
-----  ------------------------------------------------------------------------
4.01   Securities Purchase Agreement, dated as of January 31, 2005
4.02   Form of Convertible Debenture, dated as of February 9, 2005
4.03   Form of Warrant, dated as of February 9, 2005
4.04   Form of Registration Rights Agreement, dated as of January 31, 2005
4.05   Form of Security Interest Agreement, dated as of January 31, 2005
4.06   Joint Escrow Instructions

                                       2

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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Conspiracy Entertainment Holdings, Inc.


Dated: February 15, 2005       By:  /s/ Keith Tanaka
                                   ----------------------------------------
                               Name:    Keith Tanaka
                               Title:   Chief Financial Officer